Exhibit 99.3

NCL Corporation Ltd. Announces Upsizing and Pricing of $1,300.0 Million of Exchangeable Notes

MIAMI, September 9, 2025 (GLOBE NEWSWIRE) -- NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (“NCLH”), announced today that it has priced $1,300.0 million aggregate principal amount of its 0.750% exchangeable senior notes due 2030 (the “Exchangeable Notes”), which were offered in a private offering (the “Exchangeable Notes Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of Exchangeable Notes to be issued was increased to $1,300.0 million from the previously announced $1,200.0 million.

NCLC has granted the initial purchasers of the Exchangeable Notes an option to purchase, during a 13-day period beginning on, and including, the first day on which the Exchangeable Notes are issued, up to an additional $107.0 million aggregate principal amount of Exchangeable Notes. The Exchangeable Notes Offering is expected to close on September 11, 2025, subject to customary closing conditions.

The Exchangeable Notes will be general senior unsecured obligations of NCLC and guaranteed by NCLH on a senior unsecured basis. Holders may exchange all or a portion of the Exchangeable Notes at the holder’s option (i) at any time prior to the close of business on the business day immediately preceding March 15, 2030, subject to the satisfaction of certain conditions and during certain periods, and (ii) on or after March 15, 2030 until the close of business on the business day immediately preceding the maturity date of the Exchangeable Notes, regardless of whether such conditions have been met. Upon exchange of the Exchangeable Notes, NCLC will satisfy its exchange obligation by paying cash up to the aggregate principal amount of the Exchangeable Notes to be exchanged and paying or delivering, as the case may be, cash, ordinary shares of NCLH (“ordinary shares”) or a combination of cash and ordinary shares, at NCLC’s election, in respect of the remainder, if any, of NCLC’s exchange obligation in excess of the aggregate principal amount of the Exchangeable Notes to be exchanged. The initial exchange rate per $1,000 principal amount of Exchangeable Notes is 29.1189 ordinary shares, which is equivalent to an initial exchange price of approximately $34.34 per ordinary share, subject to adjustment in certain circumstances. The initial exchange price represents a premium of approximately 40.0% above the offering price in NCLH’s separately-announced registered direct offering of its ordinary shares (the “Equity Offering”).

NCLC intends to use the net proceeds from the Exchangeable Notes Offering, together with the net proceeds of the Equity Offering, to repurchase (the “Repurchases” and, together with the Exchangeable Notes Offering and the Equity Offering, the “Transactions”) (through its agent) approximately $958.0 million aggregate principal amount of its 1.125% Exchangeable Senior Notes due 2027 (the “1.125% 2027 Exchangeable Notes”) for approximately $1,009.5 million and approximately $449.0 million aggregate principal amount of its 2.50% Exchangeable Senior Notes due 2027 (the “2.50% 2027 Exchangeable Notes”) for approximately $480.5 million, plus, in each case, accrued and unpaid interest thereon to, but excluding, the repurchase date. The Repurchases are conditioned upon the consummation of the Exchangeable Notes Offering and the consummation of the Equity Offering, and the consummation of the Exchangeable Notes Offering and the Equity Offering are conditioned upon the consummation of the Repurchases.

Following the Repurchases, approximately $192.0 million in aggregate principal amount of the 1.125% 2027 Exchangeable Notes and approximately $24.2 million in aggregate principal amount of the 2.50% 2027 Exchangeable Notes will remain outstanding. The Transactions will be essentially neutral to NCLH’s leverage and, as of closing of the Transactions, are expected to reduce NCLH’s shares outstanding on a fully diluted basis by approximately 38.1 million shares.

The Exchangeable Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Exchangeable Notes, the guarantee of NCLH and the ordinary shares issuable upon exchange of the Exchangeable Notes, if any, will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release also shall not constitute an offer to purchase or a solicitation of an offer to sell the 1.125% 2027 Exchangeable Notes or the 2.50% 2027 Exchangeable Notes.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a combined fleet of 34 ships and more than 71,000 Berths, NCLH offers itineraries to approximately 700 destinations worldwide. NCLH expects to add 13 additional ships across its three brands through 2036, which will add over 38,400 Berths to its fleet.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this press release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the Exchangeable Notes Offering and the use of proceeds therefrom, may be forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. For a discussion of these risks, uncertainties and other factors, please refer to the factors set forth under the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. These factors are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com